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                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 08/15/1997
                                                          971273483 - 2785695


                                STATE of DELAWARE
                       CERTIFICATE of LIMITED PARTNERSHIP

THE UNDERSIGNED, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

FIRST: The name of the limited partnership is RAIT PARTNERSHIP, L.P.

SECOND: The name and address of the Registered Agent is: Andrew Lubin, 2317 Pennsylvania Avenue, Wilmington, DE

THIRD: The name and mailing address of each general partner is as follows: RAIT General, Inc., 1521 Locust Street, 6th Floor, Philadelphia, PA 19102

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of RAIT Partnership, L.P. as of August 13, 1997.

                                 RAIT GENERAL, INC.


                                 /s/ Jay Eisner
                                 --------------------------------------------
                                 Jay Eisner, President of the General Partner